Exhibit 77(q)(1)(a)(1)


                          LEXINGTON MONEY MARKET TRUST

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST


     The undersigned being all of the trustees of Lexington Money Market Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Trust's Amended and Restated Declaration of Trust dated July 26, 2000, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to change the name of the Trust set forth in Section 1.1 therof, as follows:

     1. Section 1.1 of the Declaration of Trust, executed on July 26, 2000, as amended, is hereby amended to read in its entirety as follows:

     "Section 1.1. Name. The name of the Trust is "ING Lexington Money Market Trust."
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     IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated: February 20, 2002

/s/ John G. Turner                      /s/ Jock Patton
----------------------------            ----------------------------
John G. Turner                          Jock Patton

/s/ Paul S. Doherty                     /s/ David W.C. Putnam
----------------------------            ----------------------------
Paul S. Doherty                         David W.C. Putnam

                                        /s/ Blaine E. Rieke
                                        ----------------------------
                                        Blaine E. Rieke

/s/ Walter H. May                       /s/ Richard A. Wedemeyer
----------------------------            ----------------------------
Walter H. May                           Richard A. Wedemeyer

/s/ Thomas J. McInerney
----------------------------
Thomas J. McInerney